UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 10, 2026

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-0555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2026, the Company held a special meeting of shareholders (the “2026 Special Meeting”). At the 2026 Special Meeting, the Company’s shareholders approved an amendment to Article IV of the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the Company’s authorized common shares from 50,000,000 shares to 75,000,000 shares (the “Common Shares Amendment”). The Common Shares Amendment will be effective upon filing with the Secretary of State of the State of Ohio.

A copy of the Common Shares Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing summary of the Common Shares Amendment is qualified in its entirety by reference to the full text of the Articles, as amended by the Common Shares Amendment.

Item 5.07         Submission of Matters to a Vote of Security Holders.

On February 10, 2026, the Company held the 2026 Special Meeting for the purposes of (collectively, the “Proposals”): (1) considering and voting upon a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated October 22, 2025, between the Company and Middlefield Banc Corp. (“Middlefield”), providing for, among other things, the merger of Middlefield with and into the Company, with the Company as the surviving entity (the “Merger”); (2) considering and voting upon a proposal to adopt and approve the Common Shares Amendment; (3) considering and voting upon a proposal to approve the issuance of Company common shares pursuant to the Merger Agreement in connection with the Merger (the “Share Issuance Proposal”); and (4) considering the adjournment of the 2026 Special Meeting, if necessary, in order to solicit additional proxies to adopt each of the Proposals (the “Adjournment Proposal”). As of the close of business on December 12, 2025, the record date for the 2026 Special Meeting, 37,653,183 common shares were outstanding and entitled to vote. At the 2026 Special Meeting, 33,226,481 or approximately 88.24%, of the outstanding common shares entitled to vote were represented in person or by proxy, including 2,962,740 broker non-votes. The results of the voting at the 2026 Special Meeting are as follows:

Proposal 1: The Company’s shareholders approved the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,575,729	2,430,628	257,384	2,962,740

Proposal 2: The Company’s shareholders approved the Common Shares Amendment:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,973,356	3,061,404	191,720	0

Proposal 3: The Company’s shareholders approved the Share Issuance Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,452,908	2,649,302	161,531	2,962,740

Proposal 4: The Company’s shareholders approved the Adjournment Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,622,184	3,184,167	420,129	0

Each of the Proposals were approved by the required vote of the Company’s shareholders. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of each of the Proposals.

Item 7.01         Other Events.

On February 10, 2026, the Company issued a joint press release with Middlefield announcing the voting results of the 2026 Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

3.1	Amendment to Articles of Incorporation of Farmers National Banc Corp.

99.1	Press Release dated February 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp. By: /s/ Kevin J. Helmick Kevin J. Helmick President and Chief Executive Officer

Date: February 10, 2026